Exhibit 4.6

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”) is made as of  [_________], 2022, by and between Spring Valley Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust, as rights agent (in such capacity, the “Rights Agent”).

WHEREAS, the Company is engaged in a public offering (the “Public Offering”) of 20,000,000 units (the “Units”) of the Company (and up to 3,000,000 additional Units if the underwriters’ over-allotment option is exercised in full), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), one right to receive one-tenth of one Ordinary Share upon the happening of the triggering event described herein (the “Right”), and one half of one redeemable public warrant to purchase one Ordinary Share (the “Warrant”);

WHEREAS, simultaneously with the consummation of the Public Offering, the Company will issue and deliver up to an aggregate of 23,000,000 rights upon consummation of the offering, 3,000,000 of which are attributable to the over-allotment option;

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1, File No. 333-253156 (the “Registration Statement”), and related Prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of, among other securities, the Rights and the Ordinary Shares issuable to the holders of the Rights;

WHEREAS, the Company desires the Rights Agent to act on behalf of the Company, and the Rights Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of the Rights;

WHEREAS, the Company desires to provide for the form and provisions of the Rights, the terms upon which they shall be issued, and the respective rights, limitation of rights, and immunities of the Company, the Rights Agent, and the holders of the Rights; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Rights, when executed on behalf of the Company and countersigned by or on behalf of the Rights Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.            Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company for the Rights, and the Rights Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.            Rights.

2.1            Form of Right. Each Right shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, a Chairperson of the Board, the Chief Executive Officer, the Chief Financial Officer, or any person designated as an authorized person by the appropriate corporate authorization (“Authorized Person”). In the event the person whose facsimile signature has been placed upon any Right shall have ceased to serve in the capacity in which such person signed the Right before such Right is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2            Effect of Countersignature. Unless and until countersigned by the Rights Agent pursuant to this Agreement, a Right shall be invalid and of no effect and may not be exchanged for Ordinary Shares.

2.3            Registration.

2.3.1          Right Register. The Rights Agent shall maintain books (the “Right Register”) for the registration of original issuance and the registration of transfer of the Rights. Upon the initial issuance of the Rights, the Rights Agent shall issue and register the Rights in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Rights Agent by the Company.

2.3.2          Registered Holder. Prior to due presentment for registration of transfer of any Right, the Company and the Rights Agent may deem and treat the person in whose name such Right shall be registered upon the Right Register (the “Registered Holder”) as the absolute owner of such Right and of each Right represented thereby (notwithstanding any notation of ownership or other writing on the Right Certificate made by anyone other than the Company or the Rights Agent), for the purpose of the exchange thereof, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

2.4            Detachability of Rights. Each of the securities comprising the Units will begin to trade separately on (i) the fifty second (52nd) day following the date of the Prospectus or, if such 52nd day is not on a day, other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business (a “Business Day”), then on the immediately succeeding Business Day following, or (ii) such earlier date as Citigroup Global Markets Inc. and Guggenheim Securities, LLC shall determine is acceptable (such date, the “Detachment Date”). In no event will separate trading of the securities comprising the Units commence until, if the Detachment Date is earlier than the 52nd day following the date of the Prospectus, the Company issues a press release announcing when such separate trading shall begin. Upon the Detachment Date, holders of Units will have the option to continue to hold Units or separate their Units into the component pieces.

3.            Terms and Exchange of Rights.

3.1            Rights. Each Right shall entitle the holder thereof to receive one-tenth of one Ordinary Share upon the happening of an Exchange Event (defined below). No additional consideration shall be paid by a holder of Rights in order to receive his, her or its Ordinary Shares upon an Exchange Event as the purchase price for such Ordinary Shares has been included in the purchase price for the Units. In no event will the Company be required to net cash settle the Rights or issue fractional Ordinary Shares.

3.2            Exchange Event. An “Exchange Event” shall occur upon the Company’s consummation of an initial Business Combination (as defined in the Company’s Amended and Restated Memorandum and Articles of Association).

3.3            Exchange of Rights.

3.3.1         Issuance of Ordinary Shares. As soon as practicable upon the occurrence of an Exchange Event, the Company shall direct holders of the Rights to return their Rights Certificates to the Rights Agent. [If the Company is not the surviving entity in a Business Combination, the holder of Rights must affirmatively elect to such conversion.] Upon receipt of a valid Rights Certificate, the Company shall issue to the Registered Holder of such Right(s) the number of full Ordinary Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it and issue to such Registered Holder(s) a certificate or book-entry position for such shares. Notwithstanding the foregoing, or any provision contained in this Agreement to the contrary, in no event will the Company be required to net cash settle the Rights. The Company shall not issue fractional shares upon exchange of Rights. In the event that any holder would otherwise be entitled to any fractional share upon exchange of Rights, at the time of an Exchange Event, the Company will instruct the Rights Agent how any such entitlement will be addressed. To the fullest extent permitted by the Company’s Amended and Restated Memorandum and Articles of Association the Company reserves the right to deal with any such fractional entitlement at the relevant time in accordance with Cayman Islands law, which would include the rounding down of any entitlement to receive Ordinary Shares to the nearest whole share (and in effect extinguishing any fractional entitlement), or the holder being entitled to hold any remaining fractional entitlement (without any share being issued) and to aggregate the same with any future fractional entitlement to receive shares in the Company until the holder is entitled to receive a whole number. Any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant Rights, such that value received on exchange of the Rights may be considered less than the value that the holder would otherwise expect to receive.

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3.3.2         Valid Issuance. All Ordinary Shares issued upon an Exchange Event in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.3         Date of Issuance. Each person in whose name any such certificate or book-entry position for Ordinary Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date of the Exchange Event, irrespective of the date of delivery of such certificate or entry of position.

3.3.4         Company Not Surviving Following Exchange Event. Upon an Exchange Event in which the Company does not continue as the publicly held reporting entity, the definitive agreement will provide for the holders of Rights to receive the same per share consideration the holders of the Ordinary Shares will receive in such transaction, for the number of shares such holder is entitled to pursuant to Section 3.3.1 above. If the Company does not continue as the publicly held reporting entity upon an Exchange Event, each holder of a Right will be required to affirmatively convert his/her or its rights in order to receive the one-tenth of one share underlying each right (without paying any additional consideration) upon consummation of the Exchange Event. In such a case, each holder of a Right will be required to indicate his, her or its election to convert the Rights into underlying Ordinary Shares as well as to return the original certificates evidencing the Rights to the Company.

3.4            Duration of Rights. If an Exchange Event does not occur within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, the Rights shall expire and shall be worthless.

4.            Transfer and Exchange of Rights.

4.1            Registration of Transfer. The Rights Agent shall register the transfer, from time to time, of any outstanding Right upon the Right Register, upon surrender of such Right for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Right representing an equal aggregate number of Rights shall be issued and the old Right shall be cancelled by the Rights Agent. The Rights so cancelled shall be delivered by the Rights Agent to the Company from time to time upon request.

4.2          Procedure for Surrender of Rights. Rights may be surrendered to the Rights Agent, together with a written request for exchange or transfer, and thereupon the Rights Agent shall issue in exchange therefor one or more new Rights as requested by the Registered Holder of the Rights so surrendered, representing an equal aggregate number of Rights; provided, however, that in the event that a Right surrendered for transfer bears a restrictive legend and the new Rights to be issued will not bear a restrictive legend, the Rights Agent shall not cancel such Right and issue new Rights in exchange therefor until the Rights Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating no restrictive legend is required.

4.3            Fractional Rights. The Rights Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Right Certificate for a fraction of a Right.

4.4            Service Charges. No service charge shall be made for any exchange or registration of transfer of Rights.

4.5            Adjustments to Conversion Ratios. The number of Ordinary Shares that the holders of Rights are entitled to receive as a result of the occurrence of an Exchange Event shall be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Ordinary Shares occurring on or after the date hereof and prior to the Exchange Event.

4.6           Right Execution and Countersignature. The Rights Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Rights required to be issued pursuant to the provisions of this Section 4, and the Company, whenever required by the Rights Agent, will supply the Rights Agent with Rights duly executed on behalf of the Company for such purpose.

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5.            Other Provisions Relating to Rights of Holders of Rights.

5.1            No Rights as Shareholder. Until the exchange of a Right for Ordinary Shares as provided for herein, a Right does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5.2          Lost, Stolen, Mutilated, or Destroyed Rights. If any Right is lost, stolen, mutilated, or destroyed, the Company and the Rights Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Right, include the surrender thereof), issue a new Right of like denomination, tenor, and date as the Right so lost, stolen, mutilated, or destroyed. Any such new Right shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Right shall be at any time enforceable by anyone.

5.3         Reservation of Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares that will be sufficient to permit the exchange of all outstanding Rights issued pursuant to this Agreement.

6.            Concerning the Rights Agent and Other Matters.

6.1         Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Rights Agent in respect of the issuance or delivery of Ordinary Shares upon the exchange of Rights, but the Company shall not be obligated to pay any transfer taxes in respect of the Rights or such Ordinary Shares.

6.2              Resignation, Consolidation, or Merger of Rights Agent.

6.2.1          Appointment of Successor Rights Agent. The Rights Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Rights Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Rights Agent in place of the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Rights Agent or by the holder of the Right (who shall, with such notice, submit his, her or its Right for inspection by the Company), then the holder of any Right may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Rights Agent at the Company’s cost. Any successor Rights Agent, whether appointed by the Company or by such court, shall be a corporation or other entity organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Rights Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Rights Agent with like effect as if originally named as Rights Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Rights Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Rights Agent all the authority, powers, and rights of such predecessor Rights Agent hereunder; and upon request of any successor Rights Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Rights Agent all such authority, powers, rights, immunities, duties, and obligations.

6.2.2         Notice of Successor Rights Agent. In the event a successor Rights Agent shall be appointed, the Company shall give notice thereof to the predecessor Rights Agent and the transfer agent for the Ordinary Shares not later than the effective date of any such appointment.

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6.2.3            Merger or Consolidation of Rights Agent. Any entity into which the Rights Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Rights Agent shall be a party shall be the successor Rights Agent under this Agreement without any further act.

6.3            Fees and Expenses of Rights Agent.

6.3.1            Remuneration. The Company agrees to pay the Rights Agent reasonable remuneration for its services as such Rights Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Rights Agent upon demand for all expenditures that the Rights Agent may reasonably incur in the execution of its duties hereunder.

6.3.2            Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing of the provisions of this Agreement.

6.4            Liability of Rights Agent.

6.4.1           Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer or another Authorized Person and delivered to the Rights Agent. The Rights Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

6.4.2        Indemnity. The Rights Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. Subject to Section 6.6 below, the Company agrees to indemnify the Rights Agent and save it harmless against any and all liabilities, including judgments, out-of-pocket costs and reasonable outside counsel fees, for anything done or omitted by the Rights Agent in the execution of this Agreement except as a result of the Rights Agent’s gross negligence, willful misconduct, fraud or bad faith.

6.4.3          Exclusions. The Rights Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Right (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares to be issued pursuant to this Agreement or any Right or as to whether any Ordinary Shares will, when issued, be valid and fully paid and nonassessable.

6.5            Acceptance of Agency. The Rights Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

6.6            Waiver. The Rights Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and Continental Stock Transfer & Trust Company as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

7.            Miscellaneous Provisions.

7.1            Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

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7.2            Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent), as follows:

Spring Valley Acquisition Corp. II
2100 McKinney Ave, Suite 1675

Dallas, TX 75201

Attention: Jeffrey Schramm

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002
Attn: Matthew Pacey

Christian O. Nagler

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Right or by the Company to or on the Rights Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company), as follows:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, New York 10004
Attn: Compliance Department

7.3            Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the Rights shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. Subject to applicable law, the Company and the Rights Agent hereby agree that any action, proceeding or claim against either of them arising out of or relating in any way to this Agreement, including under the Securities Act, shall be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company and the Rights Agent hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce (i) any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations thereunder for which Section 27 of the Exchange Act creates exclusive federal jurisdiction or (ii) any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Rights shall be deemed to have notice of and to have consented to the forum provisions in this Section 7.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State and County of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any Rights holder, such Rights holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State and County of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Rights holder in any such enforcement action by service upon such Rights holder’s counsel in the foreign action as agent for such Rights holder.

7.4            Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person, corporation or other entity other than the parties hereto and the Registered Holders of the Rights and any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Rights.

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7.5            Examination of the Right Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Rights Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Right. The Rights Agent may require any such holder to submit his, her or its Right for inspection by it.

7.6           Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.7           Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

7.8           Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of (i) curing any ambiguity, or correcting any mistake, including conforming the provision hereof to the description of the rights and this Agreement, set forth in the Prospectus, or defective provision contained herein, (ii) or adding or changing any provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the Registered Holders under this Agreement in any material respect, or (iii) making any amendments that are necessary in the good faith determination of the Board (taking into account then existing market precedents for initial public offerings of special purpose acquisition companies underwritten by bulge bracket investment banks) to allow for the rights to be or continue to be, as applicable, classified as equity in the Company’s financial statements; provided that no such amendment pursuant to clause (iii) will, in the aggregate, materially affect the legal rights of Registered Holders of the then outstanding rights under this Agreement. All other modifications or amendments shall require the written consent or vote of the Registered Holders of a majority of the then outstanding Rights.

7.9             Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SPRING VALLEY ACQUISITION CORP. II

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Rights Agreement]

EXHIBIT A

NUMBER	RIGHTS

SPRING VALLEY ACQUISITION CORP. II

A CAYMAN ISLANDS EXEMPTED COMPANY

Form of

RIGHTS CERTIFICATE

SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP _______

This Rights Certificate certifies that, for value received, ______________________, or registered assigns, is the registered holder of a right or rights (each, a “Right”) to automatically receive one-tenth of one Class A ordinary share, par value $0.0001 per share (“Ordinary Share”), of SPRING VALLEY ACQUISITION CORP. II (the “Company”) for each Right evidenced by this Rights Certificate on the Company’s completion of an initial business combination (as defined in the final prospectus relating to the Company’s initial public offering (“Prospectus”) upon surrender of this Rights Certificate pursuant to the Rights Agreement between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”). In no event will the Company be required to net cash settle any Right or issue a fractional Ordinary Share.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Amended and Restated Memorandum and Articles of Association, the Rights shall expire and be worthless. As more fully described in the Company’s final prospectus dated [●], 2022, the holder of a Right shall have no right or interest of any kind in the Company’s trust account established in connection with the Company’s initial public offering.

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of Continental Stock Transfer & Trust Company, the Rights Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge. The Company shall not issue fractional shares upon exchange of Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in any manner (as provided in the Rights Agreement).

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

This Right does not entitle the registered holder to any of the rights of a shareholder of the Company. This Right shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

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Dated:

SPRING VALLEY ACQUISITION CORP. II

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Right Agent

By:
Name:
Title:

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN Custodian ACT - under U.S. Uniform Gifts to Minor Act
TEN ENT – as tenants by the entireties	(Cust) (Minor)
JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional Abbreviations may also be used though not in the above list.

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SPRING VALLEY ACQUISITION CORP. II

The Company will furnish without charge to each security holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity securities or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Rights Agreement, the Company’s Amended and Restated Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issuance of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, _________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S)) Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________________ Attorney to transfer the said rights on the books of the within named Company will full power of substitution in the premises.

Dated

NOTICE:      THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

As more fully described in the Company’s final prospectus dated [●], 2022, the holder of this certificate shall have no right or interest of any kind in or to the funds held in the Company’s trust account established in connection with the Company’s initial public offering.

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